UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 23, 2026, Fulcrum Therapeutics, Inc., or Fulcrum, provided written notice to CAMP4 Therapeutics Corp., or CAMP4, of termination of the License Agreement dated July 5, 2023, between Fulcrum and CAMP4, or the CAMP4 License, which termination will be effective in accordance with the terms of such agreement.

Under the CAMP4 License, Fulcrum received a worldwide exclusive license (including the right to sublicense) from CAMP4 to rights under its Diamond-Blackfan anemia program, including certain small molecule compounds, composition of matter and method of use patent rights, and know-how for Fulcrum to research, develop, manufacture, use, commercialize or otherwise exploit therapeutic products in any indication, including the grant of a sublicense under certain intellectual property rights that CAMP4 under an agreement with Children’s Medical Center Corporation, or CMCC.

Fulcrum made an undisclosed upfront non-refundable, non-creditable payment to CAMP4. Additionally, if Fulcrum had succeeded in developing and commercializing licensed products, CAMP4 would have been eligible to receive (i) up to $35.0 million in development and regulatory milestone payments and (ii) up to $35.0 million in sales milestone payments. CAMP4 also would have been eligible for royalty payments under the CAMP4 License.

The foregoing description of the terms of the CAMP4 License is qualified in its entirety by reference to the full text of the agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Fulcrum’s Quarterly Report on Form 10-Q on November 7, 2023.

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2026, Fulcrum announced its financial results for the quarter ended March 31, 2026. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 23, 2026, the board of directors, or the Board, of Fulcrum, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Josh Lehrer as a member of the Board, with immediate effect. Mr. Lehrer will serve as a Class III director with a term expiring at Fulcrum’s 2028 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Lehrer was appointed to serve on the Science & Technology Committee. The Board has determined that Mr. Lehrer is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations.

There are no arrangements or understandings between Mr. Lehrer and any other persons pursuant to which he was appointed as director. There are no transactions in which Mr. Lehrer has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Mr. Lehrer will receive compensation for his services as a non-employee director and for any committee service in accordance with Fulcrum’s non-employee director compensation policy, a summary of which was filed as Exhibit 10.16 to Fulcrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission, or SEC, on February 24, 2026, including the automatic grant of a one-time nonqualified stock option under Fulcrum’s 2019 Stock Incentive Plan to purchase 64,000 shares of Fulcrum’s common stock, $0.001 par value per share at an exercise price per share equal to $8.08 per share, the closing price on the Nasdaq Global Market on April 23, 2026, the effective date of his appointment to the Board.

In connection with his appointment, Mr. Lehrer entered into Fulcrum’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to Fulcrum’s Registration Statement on Form S-1 (File No. 333-232260) filed with the SEC on June 21, 2019. Pursuant to the terms of the indemnification agreement, Fulcrum may be required, among other things, to indemnify Mr. Lehrer for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a member of the Board.

Retirement of Chief Financial Officer

On April 23, 2026, Alan Musso notified Fulcrum of his intent to retire as chief financial officer and treasurer (and as principal financial officer). Mr. Musso will remain in his current role until a successor is named and has agreed to serve as a consultant thereafter to assist with an orderly transition. Fulcrum intends to conduct an executive search to identify a replacement for Mr. Musso.

In recognition of Mr. Musso’s service and agreement to remain in his current role while his successor is identified and to be available to advise Fulcrum to ensure a smooth transition, Mr. Musso’s retirement will be treated as an ending pursuant to Section 7(b) of his employment agreement dated August 7, 2023, or the Employment Agreement. Accordingly, in connection with his retirement, Fulcrum and Mr. Musso entered into a Transition Agreement, or the Transition Agreement, effective April 27, 2026, providing for transition benefits outside of the change in control period as described in the summary of the Employment Agreement included in Fulcrum’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2025, which description is incorporated herein by reference. Mr. Musso also agreed to be available to provide consulting services through February 2027. In addition, Fulcrum agreed to extend the post-termination exercise period for vested stock options by twelve months following the end of his consulting services. Mr. Musso’s departure is not related to any disagreement between the parties as to the management of Fulcrum or as to any matter relating to its operations, policies or practices.

The foregoing description of the Transition Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which Fulcrum intends to file with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

10.1†

License Agreement, effective as of July 5, 2023, by and between CAMP4 Therapeutics Corp. and Fulcrum Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2023).

99.1	Press Release issued April 27, 2026, announcing financial results for the quarter ended March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain portions of this exhibit have been omitted because the registrant has determined that they are both not material and is the type of information that the registrant treats as private or confidential.

+ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	April 27, 2026	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer